UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2026

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2026, John Christopher ("Chris") Shelton notified the Board of Directors (the "Board") of Fluence Energy, Inc. (the "Company") of his resignation from the Board, effective as of the close of business on June 3, 2026. Mr. Shelton's resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On June 3, 2026, the Board appointed Mr. Bernerd Da Santos as a director, effective as of the close of business on June 3, 2026, for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 and until his respective successor is duly elected and qualified or his earlier death, disqualification, resignation or removal, subject to the terms of the Company’s Stockholders Agreement, dated as of October 27, 2021, by and among the Company, Siemens Industry, Inc., AES Grid Stability, LLC ("AES Grid Stability") and Qatar Holding LLC (as amended and modified from time to time, the "Stockholders Agreement"). Mr. Da Santos currently serves as Chairman of the AES Clean Energy Board and Senior Strategic Advisor to the President of The AES Corporation ("AES"). AES Grid Stability designated Mr. Da Santos as a nominee to the Board pursuant to its right under the Stockholders Agreement to designate for nomination to the Board up to three directors so long as the AES Related Parties (as defined in the Stockholders Agreement) beneficially own in the aggregate 20% or more of all issued and outstanding shares of the Company's Class A common stock (including the Underlying Class A Shares (as defined in the Stockholders Agreement)).
As previously disclosed in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), AES Grid Stability, an indirect subsidiary of AES, is a principal stockholder of the Company and is party to a number of agreements entered into by and among the Company and its other principal shareholders and their respective affiliates which provide a framework for the Company’s relationship with these shareholders, including the Stockholders Agreement. In the ordinary course of the Company's business, AES and its affiliates purchase, and the Company expects that AES and its affiliates will continue, to purchase the Company's products and services for energy storage projects in multiple countries.
In connection with his appointment to the Company's board of directors, Mr. Da Santos entered into the Company’s standard indemnification agreement for directors and officers in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the SEC on October 19, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: June 5, 2026	By:	/s/ Ahmed Pasha
Ahmed Pasha
Senior Vice President and Chief Financial Officer